Exhibit 1.2

CDC Software to Hold a Conference Call June 27 at 4:30 p.m. EST to Discuss its Proposed Increased Offer to the Shareholders of Onyx Software Corporation

[Atlanta, June 23, 2006] CDC Software, a wholly owned subsidiary of CDC Corporation (NASDAQ: CHINA), today announced that it will hold a conference call June 27, 2006 at 4:30 p.m. EST to discuss its proposed increased offer to the shareholders of Onyx Software Corporation (NASDAQ: ONXS).

To listen, call the access number below a few minutes before the scheduled start time of the call:

USA and CANADA Toll Free Number: +1 877-692-2592

INTERNATIONAL Toll Number: +1 973-582-2700

The conference ID number is # 7553825

A digital replay will be available August 1, 2006. To access the digital replay call:

USA and Canada Toll Free Number: + 1 877 519 4471

International Toll Number: +1 973 341 3080

Digital Passcode or PIN: 7553825

About CDC Software

CDC Software, The Customer-Driven Company(tm), is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes the Pivotal CRM (customer relationship management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Ross ERP (enterprise resource planning) and SCM (supply chain management), IMI warehouse management and order management, Platinum China HR (human resource) and business analytics solutions.

These industry-specific solutions are used by more than 5,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, and wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, outsourced business services, application management and offshore development. CDC Software is the enterprise software unit of CDC Corporation (NASDAQ: CHINA).

For more information, please visit www.cdcsoftware.com

About CDC Corporation

CDC Corporation (NASDAQ: CHINA) is focused on enterprise software, mobile applications and online games. As part of its strategic review, the company has reorganized into two primary operating business units, CDC Software and China.com Inc.

For more information about CDC Corporation, please visit the website: www.cdccorporation.net

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For further information, please contact:

Media Relations Jen Buchhalter Articulate Communications Inc. 617.451.7788, ext. 16 Email: jbuchhalter@articulatepr.com	Investor Relations Craig Celek CDC Corporation 212.661.2160 Email: craig.celek@cdccorporation.net